Consent of Independent Registered Public Accounting Firm

Global-Smart.Tech

Kava b.b.

Tivat, Montenegro 85320

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated September 6, 2024 relating to the financial statements of Global-Smart.Tech as of May 30, 2024, which is contained in the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

September 6, 2024